As filed with the Securities and Exchange Commission on August 28, 2009
Registration Statement No. 333-160481

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-11

FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Foursquare Capital Corp.
(Exact name of registrant as specified in its governing instruments)

1345 Avenue of the Americas
New York, New York 10105
(212) 969-1646
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Jonathan Sobel
c/o Foursquare Capital Corp.
1345 Avenue of the Americas
New York, New York 10105
(212) 969-1646
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Steven T. Kolyer, Esq. Kathleen L. Werner, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	Valerie Ford Jacob, Esq. Paul D. Tropp, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel (212) 859-8000 Fax (212) 859-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
PART II
Item 31. Other Expenses of Issuance and Distribution.
Item 32. Sales to Special Parties.
Item 33. Recent Sales of Unregistered Securities.
Item 36. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-4.1
EX-10.1
EX-10.2
EX-10.10
EX-10.11
EX-10.12
EX-10.13

EXPLANATORY NOTE

The purpose of this Amendment No. 2 to the registration statement is solely to file exhibits to the registration statement as set forth below in Item 36(b) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

Securities and Exchange Commission registration fee		$27,900
Financial Industry Regulatory Authority, Inc. filing fee		50,500
NYSE listing fee		*
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be furnished by amendment.

Item 32.	Sales to Special Parties.

On June 25, 2009, AllianceBernstein purchased 100 shares of our common stock for a purchase price of $1,000 in a private offering.

Item 33.	Recent Sales of Unregistered Securities.

On June 25, 2009, AllianceBernstein purchased 100 shares of our common stock for a purchase price of $1,000 in a private offering. The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

Concurrently with the closing of this offering, we will sell to AllianceBernstein and the other owners of our manager or their respective affiliates, in a separate private placement, an aggregate of           shares representing     % of our outstanding shares of common stock after giving effect to the shares of common stock sold in this offering, excluding the underwriters’ overallotment option, up to $     , at a price per share equal to the initial public offering price per share in this offering. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

In addition, our board of directors has approved an initial grant of equity awards, effective upon the completion of this offering, to our officers, our manager and our manager’s employees which, together with the shares of common stock to be granted to our independent directors, will be in an aggregate amount equal to     % of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their overallotment option.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements.  See page F-1 to Amendment No. 1, previously filed on August 11, 2009, for an index to the financial statement included in the registration statement.

(b) Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit
Number		Exhibit Description

1	.1**	Form of Underwriting Agreement among Foursquare Capital Corp. and the underwriters named therein
3	.1+	Articles of Amendment and Restatement of Foursquare Capital Corp.
3	.2+	Amended and Restated Bylaws of Foursquare Capital Corp.
4	.1+	Specimen Common Stock Certificate of Foursquare Capital Corp.
5	.1**	Opinion of Clifford Chance US LLP (including consent of such firm)
8	.1**	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10	.1+	Form of Private Placement Purchase Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers named therein
10	.2+	Form of Registration Rights Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers named therein
10	.3**	Form of Amended and Restated Limited Liability Company Agreement of Foursquare Capital Management, LLC
10	.4**	Form of Management Agreement between Foursquare Capital Corp. and Foursquare Capital Management, LLC
10	.5**	Form of Advisory Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.6**	Form of Sub-Advisory Agreement among AllianceBernstein L.P., Greenfield Advisors, LLC and Foursquare Capital Management, LLC
10	.7**	Form of Sub-Advisory Agreement among AllianceBernstein L.P., Rialto Capital Management, LLC and Foursquare Capital Management, LLC
10	.8**	Form of Consulting Agreement among AllianceBernstein L.P., Flexpoint Ford, LLC and Foursquare Capital Management, LLC
10	.9**	Form of Master Services Agreement between Foursquare Capital Corp. and Clayton Holdings LLC
10	.10+	Form of Administrative Services Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.11+	Form of 2009 Equity Incentive Plan of Foursquare Capital Corp.
10	.12+	Form of Restricted Common Stock Award Agreement
10	.13+	Form of Stock Option Award Agreement
23	.1**	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23	.2**	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
23	.3*	Consent of PricewaterhouseCoopers LLP

+	Filed herewith.

*	Filed previously.

**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 28, 2009.

Foursquare Capital Corp.

By:	/s/ Jonathan Sobel
Jonathan Sobel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Jonathan Sobel Jonathan Sobel	Chief Executive Officer (principal executive officer)	August 28, 2009

By:	/s/ Jeffrey Phlegar Jeffrey Phlegar	Director	August 28, 2009

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

1	.1**	Form of Underwriting Agreement among Foursquare Capital Corp. and the underwriters named therein
3	.1+	Articles of Amendment and Restatement of Foursquare Capital Corp.
3	.2+	Amended and Restated Bylaws of Foursquare Capital Corp.
4	.1+	Specimen Common Stock Certificate of Foursquare Capital Corp.
5	.1**	Opinion of Clifford Chance US LLP (including consent of such firm)
8	.1**	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10	.1+	Form of Private Placement Purchase Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers named therein
10	.2+	Form of Registration Rights Agreement between Foursquare Capital Corp. and the concurrent private placement purchasers named therein
10	.3**	Form of Amended and Restated Limited Liability Company Agreement of Foursquare Capital Management, LLC
10	.4**	Form of Management Agreement between Foursquare Capital Corp. and Foursquare Capital Management, LLC
10	.5**	Form of Advisory Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.6**	Form of Sub-Advisory Agreement among AllianceBernstein L.P., Greenfield Advisors, LLC and Foursquare Capital Management, LLC
10	.7**	Form of Sub-Advisory Agreement among AllianceBernstein L.P., Rialto Capital Management, LLC and Foursquare Capital Management, LLC
10	.8**	Form of Consulting Agreement among AllianceBernstein L.P., Flexpoint Ford, LLC and Foursquare Capital Management, LLC
10	.9**	Form of Master Services Agreement between Foursquare Capital Corp. and Clayton Holdings LLC
10	.10+	Form of Administrative Services Agreement between Foursquare Capital Management, LLC and AllianceBernstein L.P.
10	.11+	Form of 2009 Equity Incentive Plan of Foursquare Capital Corp.
10	.12+	Form of Restricted Common Stock Award Agreement
10	.13+	Form of Stock Option Award Agreement
23	.1**	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23	.2**	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
23	.3*	Consent of PricewaterhouseCoopers LLP

+	Filed herewith.

*	Filed previously.

**	To be filed by amendment.